Exhibit 77Q1(a)-Amended and Restated By-Laws of the Registrant
ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND II
By-Laws
Index
Page No.
PREAMBLE	1

ARTICLE 1 SHAREHOLDERS AND SHAREHOLDERS' MEETINGS	1
SECTION 1.1	Meetings	1
SECTION 1.2	Presiding Officer; Secretary.	2
SECTION 1.3	Authority of Chairman of Meeting to Interpret Declaration and
By-Laws.	2
SECTION 1.4	Voting; Quorum.	2
SECTION 1.5	Inspectors.	3
SECTION 1.6	Shareholders' Action in Writing.	3

ARTICLE 2 TRUSTEES AND TRUSTEES' MEETINGS	3
SECTION 2.1	Number of Trustees.	3
SECTION 2.2	Regular Meetings of Trustees	3
SECTION 2.3	Special Meetings of Trustees	4
SECTION 2.4	Notice of Meetings	4
SECTION 2.5	Quorum; Presiding Officer	4
SECTION 2.6	Participation by Telephone	5
SECTION 2.7	Location of Meetings	5
SECTION 2.8	Votes	5
SECTION 2.9	Rulings of Chairman	5
SECTION 2.10	Trustees' Action in Writing	5
SECTION 2.11	Resignations	6

ARTICLE 3 CHAIRMAN OF THE TRUSTEES AND OFFICERS	6
SECTION 3.1	Officers of the Trust	6
SECTION 3.2	Time and Terms of Election	6
SECTION 3.3	Resignation and Removal	6
SECTION 3.4	Fidelity Bond	7
SECTION 3.5	Chairman of the Trustees	7
SECTION 3.6	Vice Chairmen	7
SECTION 3.7	President and Chief Executive Officer	7
SECTION 3.8	Vice Presidents	8
SECTION 3.9	Treasurer and Assistant Treasurers	8
SECTION 3.10	Controller and Assistant Controllers	9
SECTION 3.11	Secretary and Assistant Secretaries	9
SECTION 3.12	Substitutions	10
SECTION 3.13	Execution of Deeds, etc	10
SECTION 3.14	Power to Vote Securities	10

ARTICLE 4 COMMITTEES	11
SECTION 4.1	Power of Trustees to Designate Committees	11
SECTION 4.2	Rules for Conduct of Committee Affairs	11
SECTION 4.3	Trustees May Alter, Abolish, etc., Committees	12
SECTION 4.4	Minutes; Review by Trustees	12

ARTICLE 5 SEAL	12

ARTICLE 6 SHARES	13
SECTION 6.1	Issuance of Shares	13
SECTION 6.2	Uncertificated Shares	13
SECTION 6.3	Share Certificates	13
SECTION 6.4	Lost, Stolen, etc., Certificates	14
SECTION 6.5	Record Transfer of Pledged Shares	14

ARTICLE 7 CUSTODIAN	15

ARTICLE 8 AMENDMENTS	15
SECTION 8.1	By-Laws Subject to Amendment	15
SECTION 8.2	Notice of Proposal to Amend By-Laws Required	15




ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND II
BY-LAWS
These Articles are the By-Laws of AllianceBernstein Municipal
Income Fund II, a trust with transferable shares established under the laws of The Commonwealth of Massachusetts (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the second day of April 1993, and filed in the office of the Secretary of the Commonwealth. These By-Laws have been adopted by the Trustees pursuant to the authority granted by Section 3.1 of the Declaration.
All words and terms capitalized in these By-Laws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.
Article 1
SHAREHOLDERS AND SHAREHOLDERS' MEETINGS
Section 1.1 Meetings.  .
A meeting of the Shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act.
Meetings of Shareholders shall also be called by the Trustees when requested in writing by Shareholders holding at least ten percent
(10%) of the Shares then outstanding for the purpose of voting upon removal of any Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for a period of thirty (30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders' meetings shall be given as provided in the Declaration.
Section 1.2 Presiding Officer; Secretary.
The Chairman of the Trustees, or in his absence the Vice Chairman or Chairmen, if any, in the order of their seniority or as the Trustees shall otherwise determine, and in the absence of the Chairman and all Vice Chairmen, if any, the President, shall preside at each Shareholders' meeting as chairman of the meeting, or in the absence of the Chairman, all Vice Chairmen and the President, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.
Section 1.3 Authority of Chairman of Meeting to Interpret
Declaration and By-Laws.
At any Shareholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these By-Laws, or any part thereof or hereof, and his ruling shall be final.
Section 1.4 Voting; Quorum.
At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares standing in his name on the Share register of the Trust. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. A quorum shall exist if the holders of a majority of the outstanding Shares of the Trust entitled to vote without regard to Series are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.
Section 1.5 Inspectors.
At any meeting of Shareholders, the chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each
Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
Section 1.6 Shareholders' Action in Writing.
Nothing in this Article I shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 7.6 of the Declaration.
Article 2
TRUSTEES AND TRUSTEES' MEETINGS
Section 2.1 Number of Trustees.
There shall initially be one (1) Trustee, and the number of Trustees shall thereafter be such number, authorized by the Declaration, as from time to time shall be fixed by a vote adopted by a Majority of the Trustees.
Section 2.2 Regular Meetings of Trustees.  .
Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time, place and purposes of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section
2.4 hereof.
Section 2.3 Special Meetings of Trustees.  .
Special meetings of the Trustees may be held at any time and at any place when called by the Chairman of the Trustees, any Vice Chairman, the President or the Treasurer or by two (2) or more Trustees, or if there shall be fewer than three (3) Trustees, by any Trustee;
provided, that notice of the time, place and purposes thereof is given to each Trustee in accordance with Section 2.4 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.
Section 2.4 Notice of Meetings.  .
Notice of any regular or special meeting of the Trustees shall be sufficient if given in writing to each Trustee, and if sent by mail at least five (5) days, or by telegram or recognized overnight courier service at least twenty-four (24) hours, before the meeting, addressed to his usual or last known business or residence address, or if delivered to him in person at least twenty-four (24) hours before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.
Section 2.5 Quorum; Presiding Officer.  .
At any meeting of the Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the Chairman of the Trustees, or in his absence the Vice Chairman or Vice Chairmen, if any, in the order of their seniority or as the Trustees shall otherwise determine, or in the absence of the Chairman and all Vice Chairmen, if any, the President, shall preside at each meeting of the Trustees as chairman of the meeting.
Section 2.6 Participation by Telephone.  .
One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 2.7 Location of Meetings.  .
Trustees' meetings may be held at any place, within or without Massachusetts.
Section 2.8 Votes.  .
Voting at Trustees' meetings may be conducted orally, by show of hands or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.
Section 2.9 Rulings of Chairman.  .
All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.
Section 2.10 Trustees' Action in Writing.
Nothing in this Article II shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 4.2 of the Declaration.
Section 2.11 Resignations.  .
Any Trustee may resign at any time by written instrument signed by him and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.
Article 3
CHAIRMAN OF THE TRUSTEES AND OFFICERS
Section 3.1 Officers of the Trust.  .
The officers of the Trust shall consist of a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. Any person may hold more than one office. No officer need be a Trustee.
Section 3.2 Time and Terms of Election.  .
The President, the Treasurer and the Secretary shall be elected by the Trustees at their first meeting and thereafter at the annual meeting of the Trustees, as provided in Section 4.2 of the Declaration. Such officers shall hold office until the next annual meeting of the Trustees and until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a Majority of the Trustees. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.
Section 3.3 Resignation and Removal.  .
Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.
Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.
Section 3.4 Fidelity Bond.  .
The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.
Section 3.5 Chairman of the Trustees.  .
The Chairman of the Trustees shall be chosen by the Trustees at their first meeting after each annual meeting of shareholders and, unless the Trustees otherwise provide, shall preside at all meetings of the shareholders and of the Trustees. The Chairman shall have such other duties and powers as may be determined by the Trustees from time to time. The Chairman shall not be an officer of the Trust except as otherwise determined by resolution of the Trustees or amendment of these By-laws.
Section 3.6 Vice Chairmen.  .
If the Trustees shall elect one or more Vice Chairmen, the Vice
Chairman or if there shall be more than one, such Vice Chairmen in the order of their seniority or as otherwise designated by the Trustees, shall preside at meetings of the Shareholders and of the Trustees, and shall exercise such other powers and duties of the Chairman as the Trustees shall determine.
Section 3.7 President and Chief Executive Officer.  .
The President shall, in the absence of the Chairman of the Trustees or of the Vice Chairman, preside at all meetings of the shareholders or of the Trustees, except that he shall not preside at meetings of the Trustees if he is not himself a Trustee. The President or such officer as has been determined by the Trustees shall be the chief executive officer. The President and/or chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the management of the business and affairs of the Trust. He shall execute on behalf of the Trust, and may affix the seal or cause the seal to be affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Trustees to some other officer or agent of the Trust.
Section 3.8 Vice Presidents.  .
In the absence or disability of the President, the Vice President or, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustees, shall exercise all of the powers and duties of the President. The Vice
Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments in the name of the Trust, and shall do and perform such other duties as the Trustees, the Chairman or the President shall direct.
Section 3.9 Treasurer and Assistant Treasurers.  .
The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, shall have such other duties and powers as may be prescribed from time to time by the Trustees or the Chairman, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these By-Laws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Trustees or the Chairman, shall have the powers and duties of the Treasurer.
Section 3.10 Controller and Assistant Controllers.  .
If a Controller is elected, he shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller, and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer.
Any Assistant Controller shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees or the Chairman, shall have the powers and duties of the Controller.
Section 3.11 Secretary and Assistant Secretaries.  .
The Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The
Secretary, shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.
In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees or the Chairman, shall have the powers and duties of the Secretary.
Section 3.12 Substitutions.  .
In case of the absence or disability of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate for the time being the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.
Section 3.13 Execution of Deeds, etc.  .
Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the Chairman, the President, one of the Vice
Presidents or the Treasurer.
Section 3.14 Power to Vote Securities.  .
Unless otherwise ordered by the Trustees, the Treasurer and the Secretary each shall have full power and authority on behalf of the Trust to give proxies for and/or to attend and to act and to vote at any eeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or the Secretary, as the case may be, his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, either the Treasurer or the Secretary, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.
Article 4
COMMITTEES
Section 4.1 Power of Trustees to Designate Committees.  .
The Trustees, by vote of a Majority of the Trustees, may elect from their number an Executive Committee and any other Committees, each Committee to be composed of one or more Trustees of the Trust and one or more alternate members as the Trustees shall designate. The
Trustees may delegate to such Committees some or all of their powers except those which by law, by the Declaration or by these By-Laws may not be delegated; provided, that the Executive Committee shall not be empowered to elect the Chairman of the Trustees, the President, the Treasurer or the Secretary, to amend the By-Laws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these By-Laws.
The members of any such Committee shall serve at the pleasure of the Trustees.
Rules for Conduct of Committee Affairs.  .
Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration.
Section 4.2 Trustees May Alter, Abolish, etc., Committees.  .
The Trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.
Section 4.3 Minutes; Review by Trustees.  .
Any Committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.
Article 5
SEAL
If the Trustees shall adopt a seal for the Trust, the seal shall consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust, the words "Trust Seal", and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
Article 6
SHARES
Section 6.1 Issuance of Shares.  .
The Trustees may issue Shares of any or all Series either in certificated or uncertificated form, they may issue certificates to the holders of Shares of a Series which was originally issued in uncertificated form, and if they have issued Shares of any Series in certificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.
Section 6.2 Uncertificated Shares.  .
For any Series of Shares for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.
Section 6.3 Share Certificates.  .
For any Series of Shares for which the Trustees shall issue Share certificates, each Shareholder of such Series shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the Chairman or a Vice Chairman, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is countersigned by a Transfer Agent, or by a Registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.
Section 6.4 Lost, Stolen, etc., Certificates.  .
If any certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.
Section 6.5 Record Transfer of Pledged Shares.  .
A pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is ntended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.
Article 7
CUSTODIAN
The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Two Million Dollars ($2,000,000) as Custodian of the capital assets of the Trust, pursuant to an agreement as contemplated by Section 5.2(d) of the Declaration.
The Custodian shall be compensated for its services by the Trust upon such basis as shall be provided in such agreement.
Article 8
AMENDMENTS
Section 8.1 By-Laws Subject to Amendment.  .
These By-Laws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares
(or whenever there shall be more than one Series of Shares, of the holders of a majority of the Shares of each Series) issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees, may alter, amend or repeal these By-Laws, in whole or in part, including By-Laws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these By-Laws requires action by the Shareholders. By-Laws adopted by the Trustees may be altered, amended or repealed by the Shareholders.
Notice of Proposal to Amend By-Laws Required.  .
No proposal to amend or repeal these By-Laws or to adopt new By-Laws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.
00250.0151 # 493879 v.2
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